U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2015

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas		75034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 13, 2015, Greatbatch Ltd., a wholly-owned subsidiary of Greatbatch, Inc. (the “Company”), entered into a Consent, Waiver and Amendment No. 2 (“Amendment No. 2”) to its Second Amended and Restated Credit Agreement, dated as of September 20, 2013 (the “Credit Agreement”). Amendment No. 2 amends certain existing covenants in the Credit Agreement to permit the Company to effect the Offering (as described below). No other material terms of the Credit Agreement were changed or amended in connection with Amendment No. 2.

The foregoing description of Amendment No. 2 as set forth in this Item 1.01 is only a summary and is qualified in all respects by the provisions of Amendment No. 2, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Senior Notes Offering

On October 13, 2015, the Company issued a press release announcing the commencement of a proposed offering (the “Offering”) by its wholly-owned subsidiary Greatbatch Ltd. of $360 million aggregate principal amount of senior notes due 2023 (the “Notes”). The Notes will be offered in a private offering not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Company expects to use the net proceeds from the sale of the Notes as part of the financing for the previously announced acquisition (the “Acquisition”) of Lake Region Medical Holdings, Inc. (“Lake Region”). The financing is also expected to include a senior secured credit facility that consists of (i) a $200 million revolving credit facility, (ii) a $375 million term loan A facility and (iii) a $1,025 million term loan B facility. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the Offering, the Company is providing prospective purchasers with a confidential preliminary offering circular containing unaudited pro forma condensed combined financial information that gives effect to the Acquisition, the financing transactions contemplated in connection with the Acquisition and the Company’s previously announced spin-off (the “Spin-off”) of its QiG Group, LLC subsidiary (to be known upon completion of the Spin-off as Nuvectra Corporation) and its subsidiaries Algostim LLC and PelviStim, LLC and the Company’s NeuroNexus Technologies, Inc. subsidiary (the Acquisition, the financing transactions and the Spin-off are collectively referred to as the “Transactions”). This unaudited pro forma condensed combined financial information is attached hereto as Exhibit 99.2 and is incorporated by reference herein. This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what the Company’s operating results or financial condition actually would have been had the Transactions been completed on the date indicated therein. In addition, the pro forma financial information does not purport to project the Company’s future operating results or financial condition. The actual operating results of the Company may differ significantly from those reflected in the pro forma financial information.

In addition, in connection with the Offering, the Company is also providing prospective purchasers with consolidated financial statements as of January 3, 2015 and December 31, 2013 and for the years ended January 3, 2015, December 31, 2013 and December 31, 2012 of Accellent Inc., Lake Region’s indirect wholly-owned operating subsidiary. These financial statements are attached hereto as Exhibit 99.3 and are incorporated by reference herein.

The information furnished under Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1, 99.2 and 99.3 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

The information contained in this Current Report on Form 8-K, including the information contained in Exhibits 99.1, 99.2 and 99.3, does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Consent, Waiver and Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of October 13, 2015, by and among Greatbatch Ltd., the Lenders party hereto and Manufacturers and Traders Trust Company, as administrative agent.

99.1	Press Release issued by Greatbatch, Inc. on October 13, 2015.

99.2	Unaudited Pro Forma Condensed Combined Financial Information.

99.3	Consolidated Financial Statements as of January 3, 2015 and December 31, 2013 and for the years ended January 3, 2015, December 31, 2013 and December 31, 2012 of Accellent Inc., and Independent Auditors’ Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 13, 2015	GREATBATCH, INC.

	By:	/s/ Michael Dinkins
Michael Dinkins
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Consent, Waiver and Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of October 13, 2015, by and among Greatbatch Ltd., the Lenders party hereto and Manufacturers and Traders Trust Company, as administrative agent.

99.1	Press Release issued by Greatbatch, Inc. on October 13, 2015.

99.2	Unaudited Pro Forma Condensed Combined Financial Information.

99.3	Consolidated Financial Statements as of January 3, 2015 and December 31, 2013 and for the years ended January 3, 2015, December 31, 2013 and December 31, 2012 of Accellent Inc., and Independent Auditors’ Report.